Exhibit 10.3

EXECUTION VERSION

EXCHANGE AGREEMENT

dated as of

July 3, 2017

between

GENERAL ELECTRIC COMPANY,

BAKER HUGHES, A GE COMPANY,

and

BAKER HUGHES, A GE COMPANY, LLC

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of July 3, 2017, by and among Baker Hughes, a GE company, LLC, a Delaware limited liability company (the “Company”), Baker Hughes, a GE company, a Delaware corporation (formerly known as Bear Newco, Inc.) (“Newco”), and General Electric Company, a New York corporation (“GE”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to provide for the exchange of Common Units together with shares of Class B Common Stock for shares of Class A Common Stock (as defined below), in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

Section 1.01. Definitions.

(a) The following terms shall have the following meanings for the purposes of this Agreement:

“beneficially own” means, with respect to Class A Common Stock, having “beneficial ownership” of such stock for purposes of Rule 13d-3 or 13d-5 promulgated under the Exchange Act, without giving effect to the limiting phrase “within sixty days” set forth in Rule 13d-3(1)(i).

“BHI” means Baker Hughes Incorporated, a Delaware corporation.

“Board” means the board of directors of Newco.

“Business Day” means a day other than Saturday, Sunday or a day on which banks located in New York, New York are authorized or required by applicable Law to close.

“Cash Exchange Payment” means an amount in cash equal to the product of (i) the number of shares of Class A Common Stock into which the surrendered Paired Interests are exchangeable and (ii) the VWAP of the Class A Common Stock for the five consecutive full Trading Days immediately prior to the date of delivery of the relevant Notice of Exchange.

“Class A Common Stock” means the Class A common stock, $0.0001 par value per share, of Newco.

“Class B Common Stock” means the Class B common stock, $0.0001 par value per share, of Newco.

“Code” means the United States Internal Revenue Code of 1986.

“Common Unit” has the meaning assigned to it in the LLC Agreement.

“Conflicts Committee” has the meaning assigned to it in the Stockholder’s Agreement.

“Deliverable Common Stock” means Class A Common Stock to be delivered pursuant to an Election Notice in an Exchange.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Date” means the last day on which an Election Notice may be delivered by the Company, or such later date as (x) may be set forth in the applicable Notice of Exchange, (y) required to permit the Election Response Period to occur, as permitted under Section 2.02(c) or (z) required by Section 2.01(c), in which case the “Exchange Date” means either (i) the later date specified in such Notice of Exchange, (ii) the later date upon which the contingencies described in such Notice of Exchange are satisfied, (iii) the date on which the Election Response Period ends or (iv) the date on which the requirements described in Section 2.01(c) are satisfied, as applicable.

“Exchange Rate” means the number of shares of Class A Common Stock for which one Paired Interest is entitled to be Exchanged under this Agreement. On the date of this Agreement, the Exchange Rate is one (1), subject to adjustment pursuant to Section 2.03.

“Exchanging Holder” means a Holder effecting an Exchange pursuant to this Agreement.

“Governmental Entity” means any United States federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self-regulatory body, agency or authority thereof.

“Holder” means GE or any other Person that holds a Paired Interest in accordance with the terms of this Agreement.

“Law” means any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, among the Company and its members, as amended from time to time.

“Managing Member” has the meaning assigned to it in the LLC Agreement.

“Newco Group” means Newco and its Subsidiaries (x) excluding for any Post-Closing Period any entity that is a member of the Newco LLC Group (as defined in the Tax Matters Agreement) and (y) including for any Pre-Closing Period, BHI and its Subsidiaries (for the avoidance of doubt, whether or not BHI and its Subsidiaries are Subsidiaries of Newco).

“Newco Group Members” means EHHC NewCo, LLC, CFC Holdings, LLC and any other Member of the Company that is included, as of the relevant time, in the Newco Group.

“Paired Interest” means one Common Unit together with one share of Class B Common Stock, subject to adjustment pursuant to Section 2.03. For purposes of the Agreement, unless and until another GE Group Member (as defined in the LLC Agreement) becomes a Holder in accordance with this Agreement, GE shall be treated as the Holder of any Paired Interest consisting of one Common Unit held by any GE Group Member and one share of Class B Common Stock held directly by GE.

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or governmental or other entity.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, between GE and Newco.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Sharing Amount” has the meaning assigned to it in the Tax Matters Agreement.

“Sharing Payment” has the meaning assigned to it in the LLC Agreement.

“Stockholders Agreement” means that certain Stockholders Agreement of Newco, dated as of the date hereof, between GE and Newco.

“Tax Matters Agreement” means that certain Tax Matters Agreement, dated as of the date hereof, among the Company, Newco, EHHC NewCo, LLC, and GE.

“Trading Day” means any Business Day on which the Class A Common Stock is traded, or able to be traded, on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading.

“Transaction Agreement” means that certain Transaction Agreement and Plan of Merger, dated as of October 30, 2016, among GE, BHI, Newco and Bear MergerSub, Inc., a Delaware corporation (“Merger Sub”), as amended by that certain Amendment to Transaction Agreement and Plan of Merger, dated as of March 27, 2017, among GE, BHI, Newco, Merger Sub, BHI Newco, Inc., a Delaware corporation, and Bear MergerSub 2, Inc., a Delaware corporation (as may be further amended from time to time).

“Units” has the meaning assigned to it in the LLC Agreement.

“Unpaid BHI Sharing Amount” has the meaning assigned to it in the Tax Matters Agreement.

“VWAP” means, for any specified period, with respect to a share of Class A Common Stock, a price per share equal to the volume-weighted average of the trading prices of such stock, as reported by Bloomberg L.P., or its successor, for such period (without regard to pre-open or after hours trading outside of any regular trading session during such period) on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock.

(b) Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the LLC Agreement.

(c) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Cash Balances	Section 2.01(c)
Chancery Court	Section 4.05
Company	Preamble
Election Notice	Section 2.02(b)
Election Response Period	Section 2.02(c)(ii)
Exchange	Section 2.01
Exchange Agent	Section 2.02(a)
Holder	Preamble
Maximum Cash Amount	Section 2.01(c)
Newco Change of Control Transaction	Section 2.04
Notice of Exchange	Section 2.02(a)
Permitted Transferee	Section 4.01
Newco	Preamble

Section 1.02. Other Definitional and Interpretative Provisions. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict. References to agreements or other documents shall be deemed to refer to such agreement or other document as amended, restated, supplemented and/or otherwise modified from time to time. References to any Law or statute shall be deemed to refer to such Law or statute, together with the rules and regulations promulgated thereunder, in each case as may be amended from time to time and any successor thereto.

ARTICLE II

EXCHANGE

Section 2.01. Exchange of Paired Interests.

(a) Subject to any restrictions set forth in the Stockholders Agreement and Section 2.02(h), a Holder shall be entitled at any time and from time to time upon the terms and subject to the conditions hereof, to surrender Paired Interests to the Company, in exchange (such exchange, an “Exchange”) for the delivery by the Company to such Holder of either (i) a number of shares of Class A Common Stock that is equal to the product of the number of Paired Interests surrendered multiplied by the Exchange Rate or (ii) at the option of Newco, or the Company on behalf of Newco, to be exercised pursuant to Section 2.02(b), a Cash Exchange Payment.

(b) Notwithstanding anything herein to the contrary, in no event shall a Holder be entitled to effect an Exchange if and to the extent that, after the effectiveness of the Exchange and after giving effect to any disposition of Class A Common Stock that occurs immediately after such Exchange, GE and its Subsidiaries collectively would beneficially own more than 50% of the outstanding shares of Class A Common Stock at such time.

(c) Notwithstanding anything herein to the contrary, in no event shall a Holder be entitled to effect an Exchange (1) if as of the date of the applicable Notice of Exchange, the aggregate cash balances of the Newco Group (the “Cash Balances”) exceed $10,000,000 (the “Maximum Cash Amount”); provided that, in the event that such Cash Balances exceed the Maximum Cash Amount (i) Newco shall have 30 days after delivery of such Notice of Exchange to (v) contribute such excess cash to Newco LLC in exchange for additional Common Units, pursuant to the procedure set forth in Section 3.04(b) of the LLC Agreement, (w) make one or more distributions on Class A Common Stock, (x) repurchase shares of Class A Common Stock, (y) receive a determination from the Conflicts Committee that such Cash Balances in excess of the Maximum Cash Amount are reasonably necessary for Newco Group operations, in which case they shall be disregarded for purposes of this Section 2.01(c), or (z) any combination thereof such that the Cash Balances are equal to or less than the Maximum Cash Amount, and (ii) upon the expiration of such 30-day period, such Holder or Holders shall be entitled to effect the Exchange set forth in such Notice of Exchange (for the avoidance of doubt, subject to any revocation pursuant to Section 2.02(c)(ii));

provided, however, that, if as of the expiration of such 30-day period, the Cash Balances continue to exceed the Maximum Cash Amount, Newco shall declare a distribution in an amount no less than such excess on the Exchange Date to holders of record of Class A Common Stock immediately prior to the effective time of the Exchange (as determined pursuant to Section 2.02(d)), (2) if as of the date of the applicable Notice of Exchange, there is an Unpaid BHI Sharing Amount, or Sharing Amount or Sharing Payment, as applicable, due to a Newco Group Member; provided that such Exchange shall be permitted to occur on or after the end of the five (5) Business Day period specified in Section 3.04(c) of the LLC Agreement and the Newco Group Member shall be deemed to contribute such Unpaid BHI Sharing Amount, or Sharing Amount or Sharing Payment, as applicable, due to a Newco Group Member to Newco LLC as payment for Common Units in accordance with Section 3.04(c) of the LLC Agreement immediately prior to the effective time of the Exchange, or (3) during the period from and including the first day of a taxable year to and including the Determination Date with respect to the prior taxable year if such Exchange, together with any other Exchanges by the Holder (or any Affiliate of the Holder) during this period would result in the Exchange of 3% or more of the total outstanding Common Units of Newco LLC during this period; provided that such an Exchange shall be permitted to occur on or after the end of the five (5) Business Day period specified in Section 3.04(c) of the LLC Agreement and (A) promptly following the delivery of the Notice of Exchange, GE and Newco shall act reasonably and in good faith to mutually determine the amount of any Sharing Amount that may be due with respect to the prior Taxable Year, as accurately as possible and taking into account any estimated amounts previously provided pursuant to Section 5.03(a) and Section 5.03(b) of the Tax Matters Agreement; provided, however, that (I) if GE and Newco cannot agree on the Sharing Amount within ten (10) days, any disputes shall be resolved in a manner consistent with the principles of Section 8.05(b) of the Tax Matters Agreement within thirty (30) days, and (II) upon resolution, such determined Sharing Amount shall be final for purposes of this Agreement and the Tax Matters Agreement, and (B) if the determination pursuant to clause (A) results in a Sharing Amount due to a Newco Group Member, then such Sharing Amount shall be deemed contributed by such Newco Group Member in accordance with the procedures set forth in Section 2.01(c)(2).

Section 2.02. Exchange Procedures; Notices and Revocations.

(a) A Holder may exercise the right to effect an Exchange as set forth in Section 2.01 by delivering a written notice of exchange in respect of the Paired Interest to be Exchanged substantially in the form of Exhibit A hereto (the “Notice of Exchange”), duly executed by such Exchanging Holder or such Exchanging Holder’s duly authorized attorney, to the Company at the address set forth in Section 4.03 during normal business hours, or if any agent for the Exchange is duly appointed and acting (the “Exchange Agent”), to the office of the Exchange Agent during normal business hours. If Common Units and/or the Class B Common Stock are then represented by certificates, certificate(s) representing at least the number of Common Units and/or Class B Common Stock being exchanged, with instrument(s) of transfer reasonably acceptable to the Company and executed in blank, shall be delivered by such Exchanging Holder to the Company at the address set forth in Section 4.03 during normal business hours or to the offices of the Exchange Agent during normal business hours. If such certificates have been lost, such Exchanging Holder may deliver, in lieu of such certificate(s), an affidavit of lost certificates. Newco shall take such actions as may be required, including, if applicable, the issuance and sale of shares of Class A Common Stock to the Company for the delivery by the Company to such Exchanging Holder of a number of shares of Class A Common Stock that is equal to the product of the number of Paired Interests surrendered multiplied by the Exchange Rate, to ensure the performance by the Company of its obligations under this Article II.

(b) Upon receipt of a Notice of Exchange, Newco or the Company on behalf of Newco may deliver a notice (“Election Notice”) within three (3) Business Days after receipt by Newco and the Company of such Notice of Exchange, in which Newco, or the Company on behalf of Newco, may elect for a Cash Exchange Payment to be provided in an elective Exchange pursuant to Section 2.01. Subject to Section 2.01(b) and 2.01(c), if no Election Notice is given within such three (3) Business Day period, Newco, or the Company on behalf of Newco, shall be deemed not to have made an election for a Cash Exchange Payment to be provided in the applicable Exchange and shall be required to deliver Class A Common Stock.

(c) Contingent Notice of Exchange and Revocation by a Holder.

(i) A Notice of Exchange may specify that the Exchange is to be (x) contingent (including as to the timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of any Deliverable Common Stock into which the Paired Interests are exchangeable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which any Deliverable Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property and/or (y) effective upon a specified future date.

(ii) Notwithstanding anything herein to the contrary, a Notice of Exchange may be withdrawn or amended, in whole or in part, prior to the effectiveness of the Exchange (including following the delivery of an Election Notice), at any time prior to 5:00 p.m. New York City time, on the Business Day immediately preceding the Exchange Date (or if later, at any time within 24 hours of the delivery of an Election Notice (the “Election Response Period”)) by delivery of a written notice of withdrawal to Newco and the Company or the Exchange Agent, specifying (1) the number of withdrawn Paired Interests, (2) if any, the number of Paired Interests as to which the Notice of Exchange remains in effect and (3) if such Holder so determines, a new Exchange Date or any other new or revised information permitted in the Notice of Exchange (which new Exchange Date shall not be earlier than the date that is three (3) Business Days after the date such notice of withdrawal is received by Newco and the Company).

(d) Each Exchange shall be deemed to be effective immediately prior to the close of business on the Exchange Date, and the Exchanging Holder (or other Person(s) whose name or names in which any Deliverable Common Stock is to be issued) shall be deemed to be a holder of any Deliverable Common Stock from and after the effectiveness of the Exchange. As promptly as practicable on or after the Exchange Date, the Company shall deliver or cause to be delivered to the Exchanging Holder (or other Person(s) whose name or names in which any Deliverable Common Stock is to be issued) the Cash Exchange Payment, or if applicable, the number of shares of any Deliverable Common Stock deliverable upon such Exchange, registered in the name of Exchanging Holder (or other Person(s) whose name or names in which any Deliverable Common Stock is to be issued).

(e) The shares of any Deliverable Common Stock issued upon an Exchange, other than any such shares issued in an Exchange registered under the Securities Act, shall bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(f) If (i) any shares of Deliverable Common Stock may be sold pursuant to a registration statement that has been declared effective by the SEC, (ii) all of the applicable conditions of Rule 144 are met, or (iii) the legend (or a portion thereof) otherwise ceases to be applicable, Newco, upon the written request of a Holder shall promptly provide such Holder or its respective transferees, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any) with new certificates (or evidence of book-entry shares) for securities of like tenor not bearing the provisions of the legend with respect to which the restriction has terminated. In connection therewith, such Holder shall provide Newco with such information in its possession as Newco may reasonably request in connection with the removal of any such legend.

(g) Subject to the Registration Rights Agreement, Newco, the Company and the applicable Holder shall bear their own respective expenses in connection with the consummation of any Exchange by such Holder, whether or not any such Exchange is ultimately consummated; provided, however, that Newco will pay any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, further, that if any shares of Deliverable Common Stock are to be delivered in a name other than that of the Exchanging Holder, then the Exchanging Holder and/or the Person in whose name such shares are to be delivered shall pay to Newco or the Company, as applicable the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Newco and the Company that such tax has been paid or is not payable.

(h) Notwithstanding anything to the contrary in this Article II, a Holder shall not be entitled to effect an Exchange (and, if attempted, any such Exchange shall be void ab initio), the Company shall have the right to refuse to honor any request to effect an Exchange, at any time or during any period, if the Company shall reasonably determine that such Exchange would be prohibited by any applicable Law, provided this subsection Section 2.02(h) shall not limit the Company’s obligations under Section 2.06(c).

Section 2.03. Adjustment.

(a) The Exchange Rate shall be adjusted accordingly if there is any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class B Common Stock or Common Units that is not accompanied by a substantively identical subdivision or combination of the Class A Common Stock. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Holder shall be entitled to receive the amount of such security, securities or other property that such Exchanging Holder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, reorganization, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction and prior to the effectiveness of the Exchange.

(b) In the event that Newco redeems or repurchases any shares of Class A Common Stock and there is no corresponding repurchase or redemption of Common Units pursuant to Section 3.11 of the LLC Agreement, the Exchange Rate shall be adjusted immediately following such repurchase (and prior to any Exchange related thereto) to equal the quotient of (x) the aggregate number of shares of Class A Common Stock outstanding immediately following such repurchase of Class A Common Stock, divided by (y) the aggregate number of Common Units held by the Newco Group Members.

(c) In the event that a Newco Group Member purchases additional Common Units pursuant to Section 3.04(b) of the LLC Agreement or receives additional Common Units pursuant to Section 3.04(c) of the LLC Agreement (in each case, whether or not the GE Group Members exercise their right to acquire additional Common Units to keep the proportional ownership the same as prior to the purchase of Common Units by a Newco Group Member pursuant to Section 3.04(b) or Section 3.04(c) of the LLC Agreement), the Exchange Rate shall be adjusted immediately following such purchase (and prior to any Exchange related thereto) to equal the quotient of (x) the aggregate number of shares of Class A Common Stock outstanding immediately following such purchase of additional Common Units, divided by (y) the aggregate number of Common Units held by the Newco Group Members immediately following such purchase of additional Common Units.

(d) For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, Section 2.03(a), Section 2.03(b) and Section 2.03(c) shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to, mutatis mutandis, and all references to “Paired Interests” shall be deemed to include, any security, securities or other property of Newco or the Company which may be issued in respect of, in exchange for or in substitution of shares of Class B Common Stock or Common Units, as applicable, by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

(e) In the event that the number of shares of Class B Common Stock outstanding does not equal the number of Common Units held by GE Group Members as a result of a GE Group Member’s purchase of additional Common Units pursuant to Section 3.04(b) or Section 3.04(c) of the LLC Agreement, a Paired Interest shall mean one Common Unit together with the number of shares of Class B Common Stock equal to the quotient of (x) the number of shares of Class B Common Stock held by GE Group Members divided by (y) the number of Common Units held by GE Group Members immediately following such purchase of additional Common Units.

(f) This Agreement shall apply to the Paired Interests held by a Holder and its Permitted Transferees as of the date hereof, as well as any Paired Interests hereafter acquired by a Holder and its Permitted Transferees.

Section 2.04. Tender Offers and Other Events with Respect to Newco. Subject to the restrictions set forth in the Stockholders Agreement, in the event that a tender offer, share exchange offer, issuer bid, merger, recapitalization or similar transaction with respect to Class A Common Stock (a “Newco Offer”) is proposed by Newco or is proposed to Newco or its stockholders and approved by the Board or is otherwise effected or to be effected with the consent or approval of the Board, all Holders shall be permitted (and, in the case of a Newco Change of Control Transaction that occurs after (but not upon) the Trigger Date (as defined in the Stockholders Agreement), required) to participate in such Newco Offer by delivery of a Notice of Exchange (which Notice of Exchange shall, in the case of a Newco Change of Control Transaction that occurs after (but not upon) the Trigger Date, be deemed delivered to the Company without any action by such Holders, and in any case shall be effective immediately prior to the consummation of such Newco Offer (and, for the avoidance of doubt, shall be contingent upon such Newco Offer and not be effective if such Newco Offer is not consummated)). In the case of a Newco Offer proposed by Newco, Newco and any such Holder will use their respective reasonable best efforts to take all such actions and do all such things as are necessary or desirable to enable and permit each Holder to participate in such Newco Offer to the same extent or on an economically equivalent basis (taking into account the Exchange Rate at such time) as the holders of shares of Class A Common Stock without discrimination; provided, however, that without limiting the generality of this sentence (and without limiting the ability of any Holder to Exchange Paired Interests at any time pursuant to the terms of this Agreement), Newco will, other than in the case of a Newco Change of Control Transaction that occurs after (but not upon) the Trigger Date, use its reasonable best efforts to ensure that each Holder may participate in each such Newco Offer without being required to Exchange Paired Interests. For the avoidance of doubt, in no event shall a Holder be entitled to receive in such Newco Offer aggregate consideration for each Paired Interest that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Newco Offer (it being understood that payments under or in respect of the Tax Matters Agreement shall not be considered part of any such consideration). Notwithstanding anything to the contrary contained herein, if the Company makes a Cash Exchange Payment to effect an Exchange made to participate in a Newco Offer, the Cash Exchange Payment shall equal the consideration payable in the Newco Offer for the number of shares of Class A Common Stock into which the Paired Interests are exchangeable.

A “Newco Change of Control Transaction” shall mean (a) a merger or consolidation in which (i) Newco is a constituent party or (ii) a subsidiary of Newco is a constituent party and Newco issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving Newco or a subsidiary of Newco in which the holders of shares of capital stock of Newco outstanding immediately prior to such merger or consolidation continue to hold, or whose shares of capital stock of Newco are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation or other entity or (B) if the surviving or resulting corporation or other entity is a wholly-owned subsidiary of another corporation or other entity immediately following such merger or consolidation, the parent corporation or other entity of such surviving or resulting corporation or other entity, (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by Newco or any subsidiary of Newco of all or substantially all the assets of Newco and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of Newco if substantially all of the assets of Newco and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of Newco or (c) the acquisition by any Person (other than GE or an Affiliate thereof) of a majority of the outstanding Equity Securities (as defined in the LLC Agreement) of Newco entitled to vote generally in the election of directors to the Board. In the event a Newco Change of Control Transaction that occurs after (but not upon) the Trigger Date and that is approved by the Board after (but not upon) the Trigger Date and, to the extent required by applicable Law or the certificate of incorporation of Newco, the holders of Newco’s common stock, each Holder shall take all action reasonably necessary or appropriate to cause all Paired Interests held by such Holder to be exchanged for shares of Class A Common Stock prior to (but which exchange may be contingent on) the consummation of such Newco Change of Control Transaction.

Section 2.05. Listing of Deliverable Common Stock. Newco shall use its reasonable best efforts to cause all Class A Common Stock issued upon an Exchange to be listed on the same national securities exchange upon which the outstanding Class A Common Stock may be listed or traded at the time of such issuance.

Section 2.06. Deliverable Common Stock to be Issued; Capital Structure; Cancellation of Paired Units.

(a) Newco shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Deliverable Common Stock as shall be deliverable upon Exchange of all then-outstanding Paired Interests and shall take such other actions as are necessary to preserve the ratio between the number of shares of Class A Common Stock and the number of Common Units owned by Newco then-outstanding so that such ratio equals the Exchange Rate; provided, however, that nothing contained herein shall be construed to preclude Newco or the Company from satisfying its obligations in respect of an Exchange by delivery of shares of Deliverable Common Stock that are held in the treasury of Newco or any of its subsidiaries or by delivery of purchased shares of Deliverable Common Stock (which may or may not be held in the treasury of Newco or any subsidiary thereof). Newco and the Company represent, warrant and covenant that all shares of Deliverable Common Stock issued upon an Exchange will, upon issuance thereof, be validly issued, fully paid and non-assessable.

(b) Newco and the Company shall take all actions necessary so that, at all times for so long as this Agreement is in effect, subject to Section 2.03, the number of Common Units outstanding equals the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding, except to the extent that any difference arises as a result of (i) repurchases or redemptions of shares of Class A Common Stock by Newco and there is no corresponding repurchase or redemption of Common Units by Newco LLC pursuant to Section 3.11 of the LLC Agreement or (ii) Newco Group Members (or Newco and GE Group Members) purchasing or receiving more Common Units pursuant to Section 3.04(b) or Section 3.04(c) of the LLC Agreement. Newco shall not in any manner effect any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class A Common Stock or Class B Common Stock, unless the Company simultaneously effects a subdivision or combination of the Common Units with an identical ratio. The Company shall not in any manner effect any subdivision (by any unit split, unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Common Units, unless Newco simultaneously effects a subdivision or combination of the shares of Class A Common Stock and Class B Common Stock with an identical ratio.

(c) When a Paired Interest has been Exchanged in accordance with this Agreement, (i) the share of Class B Common Stock constituting a component of such Paired Interest shall be cancelled by Newco and (ii) the Common Unit constituting a component of such Paired Interest shall be (A) deemed transferred from the Exchanging Holder to Newco and, if the Exchange was made for a Cash Exchange Payment, such Common Unit shall be redeemed (or cancelled and deemed redeemed) by the Company.

Section 2.07. Distributions. No Exchange shall impair the right of the Exchanging Holder to receive any distributions payable on the Common Units so exchanged in respect of a record date that occurs prior to the Exchange Date for such Exchange. No adjustments in respect of dividends or distributions on any Common Unit will be made on the Exchange of any Paired Interest, and if the Exchange Date with respect to a Common Unit occurs after the record date for the payment of a dividend or other distribution on Common Units but before the date of the payment, then the registered Holder of the Common Unit at the close of business on the record date will be entitled to receive the dividend or other distribution payable on the Common Unit on the payment date notwithstanding the Exchange of the Paired Interests or a default in payment of the dividend or distribution due on the Exchange Date, and, for the avoidance of doubt, no Exchanging Holder shall have the right to receive any distributions (including tax distributions) on any exchanged Common Unit with a record date that occurs from and after any Exchange Date provided, that an Exchanging Holder shall have the right to receive a distribution with respect to the exchanged Common Units immediately prior to the Exchange to the extent that the Exchanging Holder (i) did not receive its Percentage Interest of a Tax Distribution (each as defined in the LLC Agreement) with respect to such Common Units pursuant to Section 4.01(b)(ii) of the LLC Agreement and (ii) has not received any additional distributions to compensate for the shortfall in the Tax Distributions with respect to such Common Units between the applicable Tax Distribution Date (as defined in the LLC Agreement) and the Exchange Date, in an amount equal to such shortfall. For the avoidance of doubt, the Exchanging Holder shall not be entitled to receive, in respect of a single record date, distributions or dividends both on Common Units exchanged by the Exchanging Holder and on shares of Deliverable Common Stock received by the Exchanging Holder in such Exchange.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of Newco and of the Company.

(a) Each of Newco and the Company represents and warrants that (i) it is a corporation or limited liability company duly incorporated or formed, as applicable, and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate or limited liability company power, as applicable, and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and, in the case of Newco, to issue the Deliverable Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (including, in the case of Newco, the issuance of the Deliverable Common Stock) have been duly authorized by all necessary corporate or limited liability company action on its part, as applicable, and (iv) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) Each of Newco and the Company represents that it does not have any contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations under this Agreement and covenants that, except as expressly permitted by this Agreement, the LLC Agreement or the Stockholders Agreement, it will not enter into any contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 3.02. Representations and Warranties of GE. GE represents and warrants that (i) it is duly incorporated and is in good standing under the laws of the State of New York, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by it and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of GE and (iv) this Agreement constitutes a legal, valid and binding obligation of GE enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Additional Holders.

To the extent that a Holder validly transfers any or all of its Common Units, Class B Common Stock or Paired Interests to another Person in a transaction in accordance with, and not in contravention of, the LLC Agreement, the Stockholders Agreement or the Registration Rights Agreement, as applicable, if such transferee holds any Paired Interest as a result of the transfer, then such transferee (each, a “Permitted Transferee”) shall have the right, in connection with such transaction, to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Holder hereunder.

Section 4.02. Further Assurances. Each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of Newco and the Company, may be necessary or advisable to carry out the intent and purposes of this Agreement.

Section 4.03. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission, so long as a receipt of such e-mail is requested and received by non-automated response). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

(a) if to Newco or the Company to:

Baker Hughes, a GE company

17021 Aldine Westfield Road

Houston, Texas 77073

Attention:	William D. Marsh
Telephone:	(713) 879-1257
Facsimile:	(713) 439-8472
E-mail:	will.marsh@bhge.com

(b) if to GE, to:

General Electric Company

41 Farnsworth Street

Boston, Massachusetts 02210

Attention:	James M. Waterbury
Email:	jim.waterbury@ge.com

Section 4.04. Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns.

Section 4.05. Governing Law; Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b) Each of the parties hereto irrevocably (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) or, if, but only if, the Chancery Court lacks subject matter jurisdiction, any federal court located in the State of Delaware with respect to any dispute arising out of, relating to or in connection with this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement in any court other than the courts of the State of Delaware, as described above, and (iv) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF THIS AGREEMENT. Nothing in this Section 4.05 shall prevent any party from bringing an action or proceeding in any jurisdiction to enforce any judgment of the Chancery Court or any federal court located in the State of Delaware, as applicable. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 4.03 shall be effective service of process for any suit or proceeding in connection with this Agreement.

(c) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.

Section 4.06. Counterparts; Electronic Transmission of Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 4.07. Assignment; No Third Party Beneficiaries.

(a) This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any party hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void; provided, however, that the Agreement shall be assigned (in whole or in part, as applicable) to any Permitted Transferee to whom Common Units and shares of Class B Common Stock are transferred in accordance with the LLC Agreement and the Stockholders Agreement.

(b) Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

Section 4.08. Expenses. Except as otherwise specifically provided herein, each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

Section 4.09. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

Section 4.10. Entire Agreement. This Agreement and, as applicable, the other Ancillary Agreements (as defined in the Transaction Agreement), constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement. Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person.

Section 4.11. Amendment. This Agreement may only be amended or modified, in whole or in part, at any time and from time to time by a written instrument signed by (i) Newco, (ii) the Company, and (iii) GE.

Section 4.12. Waiver. Any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived at any time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

Section 4.13. Tax Treatment. This Agreement shall be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. Unless otherwise required by applicable Law, the parties shall report an Exchange consummated hereunder as a taxable sale of the Common Units and shares of Class B Common Stock by the Exchanging Holder, and no party shall take a contrary position on any income tax return or amendment thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

BAKER HUGHES, A GE COMPANY:

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Corporate Secretary

[Signature Page to the Exchange Agreement]

BAKER HUGHES, A GE COMPANY, LLC:

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Corporate Secretary

[Signature Page to the Exchange Agreement]

GENERAL ELECTRIC COMPANY:

By:	/s/ James M. Waterbury
Name: James M. Waterbury
Title: Vice President

[Signature Page to the Exchange Agreement]

EXECUTION VERSION

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of July 3, 2017 (as amended from time to time, the “Agreement”), by and among Baker Hughes, a GE company, LLC, a Delaware limited liability company (the “Company”), Baker Hughes, a GE company, a Delaware corporation (“Newco”), and General Electric Company, a New York corporation (“GE”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned, having acquired shares of Class B Common Stock and Common Units, hereby joins and enters into the Agreement. By signing and returning this Joinder Agreement to Newco, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Holder contained in the Agreement, with all attendant rights, duties and obligations of a Holder thereunder and (ii) makes each of the representations and warranties of a Holder set forth in Section 3.02 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by Newco and by the Company, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:	James M. Waterbury

Address for Notices:	GE HOLDINGS (US), INC.
901 Main Avenue
Norwalk, CT 06851-1168

[Signature Page Follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned or by its duly authorized attorney.

GE HOLDINGS (US), INC.

By:	/s/ Victoria Vron
Name: Victoria Vron
Title: Vice President

[Signature Page to the Joinder Agreement to the Exchange Agreement (GE Holdings (US), Inc.)]

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of July 3, 2017 (as amended from time to time, the “Agreement”), by and among Baker Hughes, a GE company, LLC, a Delaware limited liability company (the “Company”), Baker Hughes, a GE company, a Delaware corporation (“Newco”), and General Electric Company, a New York corporation (“GE”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned, having acquired shares of Class B Common Stock and Common Units, hereby joins and enters into the Agreement. By signing and returning this Joinder Agreement to Newco, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Holder contained in the Agreement, with all attendant rights, duties and obligations of a Holder thereunder and (ii) makes each of the representations and warranties of a Holder set forth in Section 3.02 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by Newco and by the Company, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:	James M. Waterbury
Address for Notices:	GE OIL & GAS HOLDINGS IV, INC.
191 Rosa Parks Street
Cincinnati, OH 45202

[Signature Page Follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned or by its duly authorized attorney.

GE OIL & GAS US HOLDINGS IV, INC.

By:	/s/ Jessica Wenzell
Name: Jessica Wenzell
Title: Vice President

[Signature Page to the Joinder Agreement to the Exchange Agreement (GE Holdings (US), Inc.)]

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of July 3, 2017 (as amended from time to time, the “Agreement”), by and among Baker Hughes, a GE company, LLC, a Delaware limited liability company (the “Company”), Baker Hughes, a GE company, a Delaware corporation (“Newco”), and General Electric Company, a New York corporation (“GE”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned, having acquired shares of Class B Common Stock and Common Units, hereby joins and enters into the Agreement. By signing and returning this Joinder Agreement to Newco, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Holder contained in the Agreement, with all attendant rights, duties and obligations of a Holder thereunder and (ii) makes each of the representations and warranties of a Holder set forth in Section 3.02 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by Newco and by the Company, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:	James M. Waterbury

Address for Notices:	GE OIL & GAS HOLDINGS I, INC.
191 Rosa Parks Street
Cincinnati, OH 45202

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned or by its duly authorized attorney.

GE OIL & GAS US HOLDINGS I, INC.

By:	/s/ Jessica Wenzell
Name: Jessica Wenzell
Title: Vice President

[Signature Page to the Joinder Agreement to the Exchange Agreement (GE Holdings (US), Inc.)]